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                                   EXHIBIT 5
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                 OPINION OF VORYS, SATER, SEYMOUR AND PEASE LLP
                                 AS TO LEGALITY








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[LETTERHEAD]


                                                    WRITER'S DIRECT DIAL NUMBER
                                                           (614) 464-6400

                                 April 11, 2003

Board of Directors
The Scotts Company
14111 Scottslawn Road
Marysville, OH 43041

Ladies and Gentlemen:

         We have acted as counsel to The Scotts Company, an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission on the date hereof in order to register 1,800,000 common shares, without par value (the "Common Shares"), under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules and Regulations"), for issuance pursuant to awards under The Scotts Company 2003 Stock Option and Incentive Equity Plan (the "Plan").

         In connection with rendering this opinion, we have examined an original or copy of, and have relied upon the accuracy of, without independent verification or investigation: (a) the Registration Statement; (b) the Plan; (c) the Company's Restated Articles of Incorporation; (d) the Company's Code of Regulations, as amended; and (e) certain corporate records of the Company, including resolutions adopted by the directors and by the shareholders of the Company. We have also relied upon such representations of the Company and officers of the Company and examined such authorities of law as we have deemed relevant as a basis for this opinion.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us.

         We have relied solely upon the examinations and inquiries recited herein, and we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

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                                  [LETTERHEAD]

Board of Directors
April 11, 2003

Page 2


         Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the 1,800,000 Common Shares available for issuance under the Plan, when issued, delivered and paid for in accordance with the terms and conditions of the Plan and the applicable award agreements, will be validly issued, fully paid and non-assessable, assuming compliance with applicable securities laws.

         We are members of the Bar of the State of Ohio and do not purport to be experts in the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and the United States of America.

         This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.

         This opinion is furnished by us solely for the benefit of the Company in connection with the offering of Common Shares pursuant to the Plan and the filing of the Registration Statement and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

         Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us therein. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.

                                        Sincerely,

                                        /s/ Vorys, Sater, Seymour and Pease LLP

                                        VORYS, SATER, SEYMOUR AND PEASE LLP





ETF/ces